Exhibit 10.22

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 24th day of February, 2009 (the “Effective Date”), by and between Spectrum Brands, Inc. (the “Company”) and Anthony L. Genito (the “Executive”).

WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement dated June 9, 2008 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend certain provisions of the Agreement in recognition of the Executive’s past services to the Company and the importance to the future success of the Company of the Executive’s continued services; and

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein (promises that include benefits to which the Executive would not otherwise be entitled), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Capitalized Terms not defined herein shall have the meanings given those terms in the Agreement.

2. As of the Effective Date, Executive’s Base Salary was Three Hundred and Seventy-Five Thousand Dollars ($375,000) per annum (the “Existing Base Salary Amount”). For the period from March 1, 2009 through December 31, 2009 (the “Temporary Reduction Period”), Executive’s Base Salary shall be Three Hundred and Fifty-Six Thousand, Two Hundred and Fifty Dollars ($356,250) per annum. As of January 1, 2010, Executive’s Base Salary shall return to the Existing Base Salary Amount. Notwithstanding this temporary reduction in Base Salary, for purposes of calculating any Bonus or other incentive plan amounts or any other benefit specified in the Employment Agreement or any other agreement between the Company and the Executive, including any severance benefits included therein, earned during the Temporary Reduction Period, the Existing Base Salary Amount shall be used as the Base Salary.

3. Except as modified by this Amendment, the Agreement remains in full force and effect, and the execution of this Amendment shall not affect the rights of the Company or the Executive under the terms of the Agreement as in effect immediately prior to the Effective Date with respect to events occurring before the Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM BRANDS, INC

/s/ Kent J. Hussey
By: Kent J. Hussey, Chief Executive Officer

EXECUTIVE:

/s/ Anthony L. Genito
Name: Anthony L. Genito